UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 10, 2009

www.bmhc.com

Building Materials Holding Corporation

Delaware	001-33192	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Park Boulevard, Suite 200, Boise, Idaho  83712

(208) 331-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions

On March 10, 2009, we issued a news release announcing our preliminary fourth quarter 2008 financial results.  A copy of our news release is attached as Exhibit 99.1.

Item 8.01	Other Events

On March 10, 2009, we issued a news release announcing we obtained a temporary waiver for potential lack of compliance with the financial covenant and certain conditions to borrowing in our credit agreement.

Based on preliminary evaluation of financial information for the month ended February 28, 2009, we may be out of compliance with monthly minimum adjusted earnings before interest, taxes, depreciation and amortization (monthly Adjusted EBITDA) requirement of our credit agreement.  We obtained a temporary waiver through April 15, 2009 for potential lack of compliance with the financial covenant and preserved access to liquidity as we may borrow up to $20 million on the revolver portion of our credit facility.

We are also negotiating with our lenders an amendment to our credit agreement to better reflect current and anticipated market conditions.

A copy of our news release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

99.1	News release dated March 10, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: March 10, 2009	/s/ William M. Smartt
William M. Smartt
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	News release dated March 10, 2009